LIST OF AFFILIATES OF JURO SYSTEM, INC.

Juro Organization Irrevocable Trust (Florida)
     - Members of the Juri (worldwide)

Juro Organization Statutory Foundation (Wyoming)
     - Members of the Juri (worldwide)
     - World Juro Organization (Wyoming)
     - Delegations from 197 states, NGOs, and International Organizations

Juro Money Zero Maturity ETF (Florida)
     - Juro Revenue Sharing Program Series (d.b.a. "JRSP Series") (Florida)
     - Gold Series (Florida)
     - Silver Series (Florida)
     - Platinum Series (Florida)
     - Palladium Series (Florida)
     - Copper Series (Florida)
     - Plastics Series (Florida)
     - Global Infrastructure Development Fund Series (d.b.a. "GIDF Series") (Florida)
     - Single Family Mortgage Investment Trust Series (d.b.a. "MINT Series") (Florida)
     - Multiple Family Mortgage Investment Trust Series (d.b.a. "Double MINT Series") (Florida)
     - Business Credit Line Investment Trust Series (d.b.a. "Business CLINT Series") (Florida)
     - Consumer Credit Line Investment Trust Series (d.b.a. "CLINT Series") (Florida)
     - Student Credit Line Investment Trust Series (d.b.a. "Student CLINT Series") (Florida)
     - Natural Capital Series (Florida)

Juro Vision Quest Commodities Trading Platform J.V. (Wyoming)

Juro Fund (Florida)

Juro Seastead Initiative

LIGSEM Fund (Florida)

C&C Family Statutory Foundation (Wyoming)

ELPIDA R.E.I.T. (Nevada)